EXHIBIT 1.1


                         BMW VEHICLE OWNER TRUST 2006-A

                        $1,108,996,000 ASSET BACKED NOTES

                              BMW FS SECURITIES LLC

                                   (DEPOSITOR)

                             UNDERWRITING AGREEMENT

                                                             September 13, 2006

Barclays Capital Inc.
As Representative of the Several Underwriters
200 Park Avenue, 5th Floor
New York, NY 10166


Dear Sirs:

           SECTION 1. Introductory. BMW FS Securities LLC (the "Depositor") proposes to cause BMW Vehicle Owner Trust 2006-A (the "Trust") to issue and sell $323,000,000 principal amount of its 5.36344% Class A-1 Notes (the "Class A-1 Notes"), $308,000,000 principal amount of its 5.30% Class A-2 Notes (the "Class A-2 Notes"), $280,000,000 principal amount of its 5.13% Class A-3 Notes (the "Class A-3 Notes"), $173,044,000 principal amount of its 5.07% Class A-4 Notes (the "Class A-4 Notes" and together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Class A Notes") and $24,952,000 principal amount of its 5.19% Class B Notes (the "Class B Notes" and together with the Class A Notes, the "Notes") to the several underwriters set forth on Schedule I (each, an "Underwriter"), for whom Barclays Capital Inc. is acting as representative (the "Representative"). The Notes will be issued pursuant to an Indenture, dated as of September 1, 2006 (the "Indenture"), between the Trust and Deutsche Bank Trust Company Americas, as indenture trustee (in such capacity, the "Indenture Trustee"). The assets of the Trust will include, among other things, a pool of motor vehicle retail installment sale contracts transferred to the Trust on the Closing Date referred to in Section 3(a) hereof (the "Receivables") secured by new and used automobiles, motorcycles, light-duty trucks and sport utility vehicles financed thereby (the "Vehicles") and certain monies received thereunder after the close of business on August 31, 2006 (the "Cutoff Date") and other property and proceeds thereof to be conveyed to the Trust pursuant to a Sale and Servicing Agreement dated as of September 1, 2006 (the "Sale and Servicing Agreement"), among the Trust, BMW Financial Services NA, LLC ("BMW Financial Services"), as servicer (in such capacity, the "Servicer"), seller, sponsor, administrator and custodian, the Depositor and the Indenture Trustee. Pursuant to the Sale and Servicing Agreement, the Depositor will sell the Receivables to the Trust and the Servicer will service the Receivables on behalf of the Trust. In addition, pursuant to an Owner Trust Administration Agreement dated as of September 1, 2006 (the "Owner Trust Administration Agreement"), among the Trust, BMW Financial Services and the Indenture Trustee, BMW Financial Services will agree to perform certain administrative duties on behalf of the Trust. The Depositor formed the Trust pursuant to a Trust Agreement dated August 14, 2006, as amended and restated as of September 1, 2006 (the "Trust Agreement"), between the Depositor and

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Wilmington Trust Company, as owner trustee (the "Owner Trustee"). The
Certificates, each representing a fractional undivided interest in the Trust, will be issued pursuant to the Trust Agreement.

         The Depositor will acquire the Receivables from BMW Financial Services pursuant to a Receivables Purchase Agreement, dated as of September 1, 2006 (the "Receivables Purchase Agreement"), between the Depositor and BMW Financial Services. BMW Financial Services will acquire the Receivables from BMW FS Funding Corp. ("BFFC") pursuant to a Bill of Sale, dated as of September 1, 2006 (the "Bill of Sale"), between BFFC and BMW Financial Services.

         Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Sale and Servicing Agreement or the Indenture, as the case may be. As used herein, the term "Transaction Documents" refers to the Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Bill of Sale, the Receivables Purchase Agreement, the Owner Trust Administration Agreement and the Note Depository Agreement.

         At or prior to the time when sales (including any contracts of sale) of the Notes were first made to investors by the Underwriters, which shall be deemed to be 11:08 a.m. on September 13, 2006 (the "Time of Sale"), the Depositor had prepared the following information (together, as a whole, the "Time of Sale Information"): (i) the preliminary prospectus supplement dated September 11, 2006 and the Prospectus dated August 11, 2006 (together, along with any information referred to under the caption "Static Pool Information About Certain Previously Securitized Pools" therein, regardless of whether it is deemed a part of the Registration Statement or Prospectus under Rule 1105(d) of Regulation AB, the "Preliminary Prospectus"), and (ii) each "free writing prospectus" (as defined pursuant to Rule 405 of the Securities Act of 1933, as amended (the "Act")) listed on Schedule IV hereto (as it may be amended with the approval in writing of the parties hereto). If, subsequent to the Time of Sale and prior to the Closing Date, it is determined by the parties that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the investors may terminate their old "contracts of sale" (within the meaning of Rule 159 under the Act). If, following any such termination, the Underwriters, with prior written notice to the Depositor and BMW Financial Services, enter into new contracts of sale with investors for the Notes, then "Time of Sale Information" will refer to the documents agreed upon in writing by the Depositor and the Representative that correct such material misstatements or omissions (a "Corrected Prospectus") and "Time of Sale" will refer to the time and date agreed upon by the Depositor and the Representative.

           SECTION 2. Representations and Warranties. (a) As a condition of the obligation of the Underwriters to purchase the Notes, each of the Depositor and BMW Financial Services makes the representations and warranties set forth below to each of the Underwriters. To the extent a representation or warranty specifically relates to the Depositor, the representation or warranty solely with respect to the Depositor is only made by the Depositor and to the extent a representation or warranty specifically relates to BMW Financial Services, the representation or warranty solely with respect to BMW Financial Services is only made by BMW Financial Services.

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                      (i) A registration statement on Form S-3 (No. 333-133845), including a prospectus, relating to the Notes (x) has been filed with the Securities and Exchange Commission (the "Commission") and has become effective and is still effective as of the date hereof and (y) was declared effective by the Commission within three years prior to the Closing Date. Such registration statement, as amended as of the date of this Agreement, together with any filings incorporated by reference into it, is hereinafter referred to as the "Registration Statement," and the prospectus included in such Registration Statement, as supplemented to reflect the terms of the Notes as first filed with the Commission after the date of this Agreement pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act, including all material incorporated by reference therein (including information referred to under the caption "Static Pools" therein, regardless of whether it is a part of the Registration Statement or Prospectus under Rule 1105(d) of Regulation AB), is hereinafter referred to as the "Prospectus;" a "preliminary prospectus" means any form of prospectus, including any prospectus supplement, relating to the Notes that is subject to completion; the "Base Prospectus" means the base prospectus dated August 11, 2006 included in the Prospectus; the "Prospectus Supplement" means the prospectus supplement dated the date hereof included in the Prospectus. The Depositor has filed the Preliminary Prospectus on September 12, 2006, within the applicable period of time required under the Act and the Rules and Regulations.

                      (ii) As of the applicable effective date as to each part of the Registration Statement pursuant to Rule 430B(f)(2), and any amendment thereto under the Act, such Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission promulgated under the Act (the "Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement the Registration Statement and the preliminary prospectus, if any, conform, and at the time of the filing of the Prospectus in accordance with Rule 424(b), the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes or will include any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from such documents based upon written information furnished to the Depositor by the Representative specifically for use therein which information is limited to the information in the third paragraph, the second sentence of the fifth paragraph and the seventh paragraph under the heading "Plan of Distribution" in each preliminary prospectus, if any, and the Prospectus Supplement (the "Underwriters' Information").

                      (iii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, earnings, business or operations of the Depositor or BMW Financial Services, and their respective subsidiaries, taken as a whole, except as disclosed to the Representative in writing prior to the date hereof.


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                      (iv) The Time of Sale Information, at the Time of Sale,
           did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriters' Information.

                      (v) The Notes are "asset backed securities" within the meaning of, and satisfy the requirements for use of, Form S-3 under the Act.

                      (vi) The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                      (vii) The Trust Agreement need not be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Trust is not required to register under the Investment Company Act of 1940, as amended (the "Investment Company Act").

                      (viii) The Indenture has been qualified under the Trust Indenture Act.

                      (ix) As of the Time of Sale, the Depositor was not and as of the Closing Date, is not, an "ineligible issuer" as defined in Rule 405 under the Act.

                      (x) The Depositor has filed or will file the Preliminary Prospectus, each Free Writing Prospectus listed on Schedule IV or approved in writing by the Depositor and any "issuer information" as defined under Rule 433(h) under the Act included in any Free Writing Prospectus permitted by this Agreement that is required to have been filed under the Act and the Rules and Regulations and it has done or will do so within the applicable periods of time required under the Act and the Rules and Regulations.

                      (xi) The issuance and sale of the Notes have been duly authorized by all necessary corporate action of the Depositor and, when executed, authenticated and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement and the Indenture, the Notes will be valid and binding obligations of the Trust, entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).

                      (xii) Each of the Depositor, BMW Financial Services and BFFC has been duly incorporated and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the law of its jurisdiction of formation or incorporation, as the case may be, with full power and authority to own, lease and operate its properties and assets and conduct its


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           business as described in the Prospectus and in the Time of Sale
           Information, is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, and has full power and authority to execute and perform its obligations under this Agreement, the Transaction Documents and the Notes.

                      (xiii) The execution and delivery of this Agreement has been duly authorized by all necessary corporate action of the Depositor and BMW Financial Services, and this Agreement has been duly executed and delivered by the Depositor and BMW Financial Services and when duly executed and delivered by the other parties hereto will be the valid and binding agreement of the Depositor and BMW Financial Services, enforceable against the Depositor and BMW Financial Services in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).

                      (xiv) The execution and delivery of the Transaction Documents have been duly authorized by all necessary corporate action of the Depositor, BFFC and BMW Financial Services and, when duly executed and delivered by the Depositor, BMW Financial Services, BFFC and the other parties thereto, will be valid and binding agreements of the Depositor, BMW Financial Services and BFFC, enforceable against the Depositor, BMW Financial Services and BFFC in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).

                      (xv) The execution and delivery by the Depositor, BFFC and BMW Financial Services of, and the performance by the Depositor and BMW Financial Services of its obligations under, this Agreement, the Transaction Documents and the Notes, the issuance and sale of the Notes to the Underwriters by the Depositor pursuant to this Agreement, the compliance by the Depositor and BMW Financial Services with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained or made or such as may be required by the state securities or Blue Sky laws of the various states of the United States of America or other U.S. jurisdictions in connection with the offering by the Underwriters or (B) conflict with or result in a breach or violation or acceleration of, or constitute a default under, any term or provision of the organizational documents of the Depositor, BMW Financial Services or BFFC, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Depositor, BMW Financial Services or BFFC is a party or by which any of them or their properties is bound or result in a violation of or contravene the terms of any statute, order or regulation applicable to the Depositor, BMW Financial Services or BFFC of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Depositor, BMW Financial Services or BFFC, or will result in the creation of any lien upon any material property or


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           assets of the Depositor, BMW Financial Services or BFFC (other than pursuant to the Transaction Documents).

                      (xvi) None of the Depositor, BMW Financial Services or BFFC is in violation of any term or provision of its charter documents or by-laws, or in breach of or in default under any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Depositor, BMW Financial Services or BFFC, the consequence of which violation, breach or default would have (A) a materially adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective materially adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Depositor, BMW Financial Services or BFFC or (B) a material and adverse effect on its ability to perform its obligations under this Agreement or any of the Transaction Documents to which it is a party.

                      (xvii) Neither the Depositor nor BMW Financial Services nor anyone acting on their behalf has taken any action that would require registration of the Depositor or the Trust under the Investment Company Act; nor will the Depositor or BMW Financial Services act, nor has either of them authorized nor will either of them authorize any person to act, in such manner.

                      (xviii) The Depositor, BFFC and BMW Financial Services each possess all consents, licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and none of the Depositor, BFFC or BMW Financial Services has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on or constitute a material adverse change in, or constitute a development involving a prospective material adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Depositor, BFFC or BMW Financial Services, except as described in or contemplated by the Prospectus.

                      (xix) No legal or governmental proceedings are pending or threatened to which the Depositor or BMW Financial Services is a party or to which the property of the Depositor or BMW Financial Services is subject except for such proceedings that would not, if the subject of any unfavorable decision, ruling or finding, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Depositor or BMW Financial Services or the Depositor's or BMW Financial Services' ability to perform its obligations under this Agreement, the Transaction Documents to which it is a party or the Notes.

                      (xx) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement


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           or instrument to which the Depositor or any of its affiliates is a party or by which the Depositor or any of its affiliates or any of their respective properties is bound.

                      (xxi) The Notes and the Transaction Documents conform in all material respects to the descriptions thereof contained in the Prospectus.

                      (xxii) As of the Closing Date, each of the Depositor's, BFFC's and BMW Financial Services' representations and warranties in the Transaction Documents, will be true and correct and such representations and warranties are incorporated herein by reference.

                      (xxiii) Other than as contemplated by this Agreement or as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Depositor or any of its affiliates or the Underwriters, any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

                      (xxiv) Neither the Depositor nor any of its affiliates has entered into, nor will it enter into, any contractual arrangement with respect to the distribution of the Notes except for this Agreement.

                      (xxv) BFFC's sale and assignment of a portion of the Receivables to BMW Financial Services pursuant to the Bill of Sale will vest in BMW Financial Services all of BFFC's right, title and interest to the Receivables.

                      (xxvi) BMW Financial Services' sale and assignment of the Receivables to the Depositor pursuant to the Receivables Purchase Agreement will vest in the Depositor all of BMW Financial Services' right, title and interest to the Receivables.

                      (xxvii) The Depositor's sale and assignment of the Receivables to the Trust pursuant to the Sale and Servicing Agreement will vest in the Trust all of the Depositor's right, title and interest to the Receivables, including all of the Depositor's rights under the Receivables Purchase Agreement.

                      (xxviii) The Trust's assignment of the Collateral to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no other outstanding Lien.

                      (xxix) The Notes, when duly and validly executed by the Indenture Trustee, authenticated and delivered in accordance with the Indenture, and delivered and paid for pursuant hereto will be validly issued and outstanding and will constitute legal, valid and binding obligations of the Trust, entitled to the benefits of the Indenture and enforceable in accordance with their terms.

                      (xxx) The Certificates, when duly and validly executed by the Owner Trustee, authenticated and delivered in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.


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                      (xxxi) Any taxes, fees and other governmental charges due
           on or prior to the Closing Date (including, without limitation, sales taxes) in connection with the execution, delivery and issuance of this Agreement, the Transaction Documents and the Notes have been or will have been paid at or prior to the Closing Date.

                      (xxxii) The Receivables are "tangible chattel paper" or "promissory notes" as defined in the Uniform Commercial Code ("UCC") as in effect in the State of New York, the State of Delaware and the State of Ohio.

                      (xxxiii) Under generally accepted accounting principles, BFFC will report its transfer of the Receivables as a sale, BMW Financial Services will report its transfer of the Receivables as a sale, and the Depositor will report its transfer of the Receivables to the Trust as a sale of the Receivables.

                      (xxxiv) Immediately prior to the transfer thereof to BMW Financial Services pursuant to the Bill of Sale, BFFC is the sole owner of all right, title and interest in, and has good and marketable title to the Receivables and the other property to be transferred to BMW Financial Services. BFFC, pursuant to the Bill of Sale, is transferring to BMW Financial Services ownership of the Receivables, the security interest in the Vehicles securing the Receivables and the proceeds of each of the foregoing, and, immediately prior to the transfer thereof to the Depositor, BMW Financial Services will be the sole owner of all right, title and interest in, and will have good and marketable title to, the Receivables and the other property to be transferred by it to the Depositor. BMW Financial Services, pursuant to the Receivables Purchase Agreement, is transferring to the Depositor ownership of the Receivables, the security interest in the Vehicles securing the Receivables and the proceeds of each of the foregoing, and, immediately prior to the transfer thereof to the Trust, the Depositor will be the sole owner of all right, title and interest in, and will have good and marketable title to, the Receivables and the other property to be transferred by it to the Trust. The assignment of the Receivables, all documents and instruments relating thereto and all proceeds thereof to the Trust, pursuant to the Bill of Sale, the Receivables Purchase Agreement and the Sale and Servicing Agreement, vests in the Trust all interests which are purported to be conveyed thereby, free and clear of any liens, security interests or encumbrances (other than those permitted by the Transaction Documents).

                      (xxxv) Immediately prior to the sale of the Receivables from BFFC to BMW Financial Services, BFFC will file UCC-3 termination statements (the "BFFC Financing Statements"), in the offices specified in Schedule III hereto and there shall be no unreleased statements affecting the Receivables filed in such offices or in the office of the Secretary of State of the State of Delaware (the "Transition Filing Office"). No other filing or other action is necessary to perfect and maintain the interest of BMW Financial Services in the Receivables and the proceeds thereof against third parties.

                      (xxxvi) Immediately prior to the transfer of the Receivables to the Depositor, the Depositor's interest in the Receivables and the proceeds thereof shall be perfected upon the filing of UCC-1 financing statements (the "BMW Financial Services Financing Statements") in the offices specified in Schedule III hereto and there shall be no unreleased statements affecting the


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           Receivables filed in such offices or in the Transition Filing Offices other than the BMW Financial Services Financing Statements. If a court concludes that the transfer of the Receivables from BMW Financial Services to the Depositor is a sale, the interest of the Depositor in the Receivables and the proceeds thereof will be perfected upon the filing of the BMW Financial Services Financing Statements in the offices set forth in Schedule III hereto. If a court concludes that such transfer is not a sale, the Receivables Purchase Agreement and the transactions contemplated thereby constitute a grant by BMW Financial Services to the Depositor of a valid security interest in the Receivables and the proceeds thereof, which security interest will be perfected upon the filing of the BMW Financial Services Financing Statements in the offices specified in
           Schedule III hereto. No other filing or other action is necessary to perfect and maintain the interest or the security interest of the Depositor in the Receivables and the proceeds thereof against third parties.

                      (xxxvii) Immediately prior to the transfer of the Receivables to the Trust, the Trust's interest in the Receivables and the proceeds thereof shall be perfected upon the filing of UCC-1 financing statements (the "Depositor Financing Statements") in the offices specified in Schedule III hereto and there shall be no unreleased statements affecting the Receivables filed in such offices other than the Depositor Financing Statements. If a court concludes that the transfer of the Receivables from Depositor to the Trust is a sale, the interest of the Trust in the Receivables and the proceeds thereof will be perfected upon the filing of the Depositor Financing Statements in the offices set forth in Schedule III hereto. If a court concludes that such transfer is not a sale, the Sale and Servicing Agreement and the transactions contemplated thereby constitute a grant by Depositor to the Trust of a valid security interest in the Receivables and the proceeds thereof, which security interest will be perfected upon the filing of the Depositor Financing Statements in the offices specified in Schedule III hereto. No other filing or other action is necessary to perfect and maintain the interest or the security interest of the Trust in the Receivables and the proceeds thereof against third parties.

                      (xxxviii) Immediately prior to the pledge of the Receivables to the Indenture Trustee, the Indenture Trustee's interest in the Receivables and the proceeds thereof shall be perfected upon the filing of UCC-1 financing statements (the "Trust Financing Statements") in the offices specified in Schedule III hereto. No other filing or other action is necessary to perfect and maintain the interest or the security interest of the Indenture Trustee in the Receivables and the proceeds thereof against third parties.

           (b) The above representations and warranties shall be deemed to be repeated at the Closing Date.

           SECTION 3. Purchase, Sale and Delivery of Notes. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to cause the Trust to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust the respective principal amount of the Notes set forth opposite the name of such Underwriter on Schedule I hereto, at a purchase price (the "Purchase Price") equal to "Price $" as specified on
Schedule II hereto, plus accrued interest from September 22, 2006. Delivery of


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and payment for the Notes shall be made at the offices of Weil, Gotshal & Manges
LLP, 767 5th Avenue, New York, New York 10153, at 10:00 a.m. (New York City time) on September 22, 2006 (or at such other place and time on the same or other date as shall be agreed to in writing by the Representative and the Depositor, the "Closing Date"). Delivery of one or more global notes representing the Notes shall be made against payment of the aggregate purchase price in immediately available funds drawn to the order of the Depositor. The global notes to be so delivered shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes representing the Notes will be available only under those limited circumstances set forth in the Indenture.

         (b) The Depositor hereby acknowledges that the payment of monies pursuant to Section 3(a) hereof (a "Payment") by or on behalf of the Underwriters of the aggregate Purchase Price for the Notes does not constitute closing of a purchase and sale of the Notes. Only execution and delivery, by facsimile or otherwise, of a receipt for Notes by the Representative indicates completion of the closing of a purchase of the Notes from the Depositor. Furthermore, in the event that the Underwriters make a Payment to the Depositor prior to the completion of the closing of a purchase of Notes, the Depositor hereby acknowledges that until the Representative executes and delivers such receipt for the Notes the Depositor will not be entitled to the Payment and shall return the Payment to the Underwriters as soon as practicable (by wire transfer of same-day funds) upon demand. In the event that the closing of a purchase of Notes is not completed and the Payment is not returned by the Depositor to the Underwriters on the same day the Payment was received by the Depositor, the Depositor agrees to pay to the Underwriters in respect of each day the Payment is not returned by it, in same-day funds, interest on the amount of such Payment in an amount representing the Underwriters' cost of financing as reasonably determined by the Representative.

         (c) It is understood that Barclays Capital Inc., individually, may (but shall not be obligated to) make Payment on behalf of any Underwriter or Underwriters for any of the Notes to be purchased by such Underwriter or Underwriters. No such Payment shall relieve such Underwriter or Underwriters from any of its or their obligations hereunder.

           SECTION 4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Notes for sale to the public (which may include selected dealers) on the terms set forth in the Prospectus, in the Time of Sale Information and any Preliminary Prospectus.

           SECTION 5. Covenants of the Depositor and BMW Financial Services. The Depositor and BMW Financial Services, as applicable, each covenant and agree with the Underwriters as set forth below. For purposes of this Section, the Depositor and BMW Financial Services shall jointly make each of the covenants set forth below in clauses (a), (b), (c), (e), (g), (h), (i), (k), (l) and (m) and the entity specified in the covenant below shall make the covenants set forth in all of the other clauses below.

(a) The Depositor will furnish to the Underwriters and counsel to the Underwriters, without charge, as many copies of the Preliminary Prospectus, if any, the Prospectus, the Registration Statement and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters reasonably request.

           (b) The Depositor will file the Prospectus, properly completed, with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Representative, subparagraph (5)) of Rule 424(b) no later than the second business day following the date it is first used. The Depositor will file with the Commission each Free Writing Prospectus listed on Schedule IV or approved in writing by the Depositor and any "issuer information" (as defined above) included in any Free Writing Prospectus permitted by this Agreement that the Depositor is required to file under the Act and the Rules and Regulations, and in each case will do so within the applicable period of time required under the Act and the Rules and Regulations. The Depositor and BMW Financial Services will advise the Representative promptly of any such filings.

           (c) During the time that the Underwriters are required to deliver a prospectus to investors, the Depositor and BMW Financial Services will advise the Representative promptly of any proposal to amend or supplement the Registration Statement, the Prospectus or the Time of Sale Information and will not effect or file any such amendment or supplement without the consent of the Representative, which consent shall not be unreasonably withheld. The Depositor and BMW Financial Services will advise the Representative promptly of any amendment or supplement of the Registration Statement or the Prospectus and of the institution by the Commission of any order or action suspending the right to use the Registration Statement, the Prospectus or the Time of Sale Information. Each of the Depositor and BMW Financial Services will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued. The Depositor and BMW Financial Services will comply with the Act, the Exchange Act, the Trust Indenture Act and the rules and regulations contemplated thereunder so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Prospectus. The Depositor will file with the Commission all documents required to be filed pursuant to the Exchange Act within the time periods specified in the Exchange Act or the rules and regulations promulgated thereunder.

           (d) The Depositor will arrange for the qualification of the Notes for offering and sale in each jurisdiction as the Representative shall designate including, but not limited to, pursuant to applicable state securities Blue Sky laws of certain states of the United States of America or other U.S. jurisdictions so designated, and the Depositor shall maintain such qualifications in effect for so long as may be necessary in order to complete the placement of the Notes; provided, however, that the Depositor shall not be obligated to file any general consent to service of process or to qualify as a foreign limited liability company or as a securities dealer in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Depositor will promptly advise the Representative of the receipt by the Depositor of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

           (e) If, at any time when a prospectus relating to the Notes is required to be delivered by an Underwriter or dealer either (i) any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary to amend or supplement the Prospectus or the Time of Sale Information to comply with the Act, the Depositor and BMW Financial

Services promptly will notify the Representative of such event and promptly will prepare, at their own expense, an amendment or supplement which will correct such statement or omission. Neither the Underwriters' consent to, nor the Underwriters' distribution of, any amendment or supplement to the Prospectus shall constitute a waiver of any of the conditions set forth in Section 8 hereof.

           (f) The Depositor will cooperate with the Representative and use its best efforts to permit the Notes to be eligible for clearance and settlement through DTC.

           (g) BMW Financial Services and the Depositor shall (i) furnish or make available to the Underwriters or their counsel such additional documents and information regarding BMW Financial Services, the Depositor and their respective affairs as the Underwriters may from time to time reasonably request prior to the Closing Date, including any and all documentation reasonably requested in connection with its due diligence efforts regarding information in the Prospectus and in order to evidence the accuracy or completeness of any of the conditions contained in this Agreement and (ii) provide the Underwriters or their advisors, or both, prior to acceptance of its subscription, the opportunity to ask questions of, and receive answers with respect to such matters.

           (h) Until the retirement of the Notes, or until none of the Underwriters maintains a secondary market in the Notes, whichever occurs first, the Depositor shall deliver to each of the Underwriters, through the Representative, the annual statement of compliance and any annual independent certified public accountants' report furnished to the Indenture Trustee pursuant to the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Indenture Trustee.

           (i) So long as any of the Notes are outstanding, the Depositor shall deliver to each of the Underwriters, through the Representative: (i) all documents distributed to Noteholders and (ii) from time to time, any other information concerning BMW Financial Services, the Depositor or the Trust as the Underwriters may reasonably request only insofar as such information reasonably relates to the Prospectus or the transactions contemplated by the Transaction Documents.

           (j) On or before the Closing Date, the Depositor, BFFC and BMW Financial Services shall cause their computer records relating to the Receivables to be marked to show the Trust's absolute ownership of the Receivables, and from and after the Closing Date none of the Depositor, BFFC or BMW Financial Services shall take any action inconsistent with the Trust's ownership of such Receivables, other than as permitted by the Indenture or Sale and Servicing Agreement.

           (k) To the extent, if any, that any of the ratings assigned to the Notes by any of the rating agencies that initially rate the Notes are conditional upon the furnishing of documents or the taking of any other actions by the Depositor or BMW Financial Services, as the case may be, the relevant party shall furnish, or cause to be furnished, such documents and take any such other actions as promptly as possible.

           (l) As soon as practicable, but no later than 16 months after the date hereof, the Depositor and BMW Financial Services will cause the Trust to make generally available to the Noteholders an earnings statement covering a period of at least 12 consecutive months beginning after the later of (i) the effective date of the Registration Statement relating to the Notes and (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and, in each case, satisfying the provisions of Section 11(a) of the Act (including Rule 158 promulgated thereunder).

           (m) From the date hereof until the Closing Date, none of the Depositor, BMW Financial Services or any of their respective affiliates will, without the prior written consent of the Representative, directly or indirectly, offer, sell or contract to sell or announce the offering of, in a public or private transaction, any other collateralized securities similar to the Notes.

           SECTION 6. Payment of Expenses. The Depositor shall pay all expenses (including legal fees and disbursements) incident to the transactions contemplated by this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 9 hereof, including: (a) the preparation, printing and distribution of each preliminary prospectus (including the Preliminary Prospectus), if any, each Free Writing Prospectus listed on Schedule IV hereto or agreed upon in writing by the Depositor, BMW Financial Services and the Representative, if any, and the Prospectus and each amendment or supplement thereto and delivery of copies thereof to the Underwriters, (b) the preparation of this Agreement, (c) the preparation, issuance and delivery of the Notes to the Underwriters (or any appointed clearing organizations), (d) the fees and disbursements of BMW Financial Services' and the Depositor's counsel and accountants, (e) the qualification of the Notes under state securities laws in accordance with
Section 5(d) hereof including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of any blue sky survey (including the printing and delivery thereof to the Underwriters), (f) any fees charged by rating agencies for the rating (or consideration of the rating) of the Notes, (g) the fees and expenses incurred with respect to any filing with, and review by, DTC or any similar organizations, (h) the fees and disbursements of the Indenture Trustee and its counsel, if any, (i) the fees and disbursements of the Owner Trustee and its counsel, if any, and (j) the fees and expenses of Richards, Layton & Finger, P.A.

           SECTION 7. Time of Sale Information and Free Writing Prospectus.

           (a) The following terms have the specified meanings for purposes of this Agreement:

                      a. "Free Writing Prospectus" means and includes any information relating to the Notes disseminated by the Depositor or any Underwriter that constitutes a "free writing prospectus" within the meaning of Rule 405 under the Act;

                      b. "Prepricing Information" means information relating to the price, pricing speed, benchmark and status of the Notes and the offering thereof.

                      c. "Computer Tape Information" means written information regarding the Notes or the related receivables contained in the electronic data file Assets Available 08-31-06 to Barclays.zip furnished by the Depositor to the Representative by email on September 6, 2006.

           (b) Neither the Depositor nor BMW Financial Services will disseminate to any potential investor any information relating to the Notes that constitutes a "written communication" within the meaning of Rule 405 under the Act, other than the Time of Sale Information and the Prospectus, unless the Depositor has obtained the prior consent of the Representative.

           (c) None of the Depositor, BMW Financial Services nor any Underwriter shall disseminate or file with the Commission any information relating to the Notes in reliance on Rule 167 or 426 under the Act, nor shall the Depositor, BMW Financial Services or any Underwriter disseminate any Free Writing Prospectus "in a manner reasonably designed to lead to its broad unrestricted dissemination" within the meaning of Rule 433(d) under the Act.

           (d) Each Underwriter, the Depositor and BMW Financial Services represent that each Free Writing Prospectus distributed by it shall bear the following legend, or a substantially similar legend that complies with Rule 433(c)(2)(i) under the Act:

           The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-888-227-2275 ext. 2663.

           (e) In the event that the Depositor or BMW Financial Services becomes aware that, as of the Time of Sale, any Time of Sale Information contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information) in light of the circumstances under which they were made, not misleading (a "Defective Prospectus"), such entity shall promptly notify the Underwriters of such untrue statement or omission no later than one business day after discovery and the Depositor shall, if requested by the Underwriters, prepare and deliver to the Underwriters, at the expense of the Underwriters if such untrue statement or omission relates solely to Underwriters' Information, and otherwise at the expense of the Depositor, a Corrected Prospectus.

           (f) Each Underwriter represents, warrants, covenants and agrees with the Depositor that:

                      a. Other than the Preliminary Prospectus and the Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including but not limited to any "ABS informational and computational materials" as defined in Item 1101(a) of Regulation AB under the Act; provided, however, that (i) each Underwriter may prepare and convey one or more "written communications" (as defined in Rule 405 under the Act) containing no more than, and the Underwriter conveying such information represents that such written communication contains no more than, the following:
           (1) the information in any Free Writing Prospectus listed on Schedule IV hereto or approved in writing by the Depositor, (2) information relating to the class, size, rating, CUSIPS, coupon, yield, spread, closing date, legal maturity, weighted average life, expected final payment date, trade date and payment window of one or more classes of Notes, (3) the servicer clean up call, (4) the eligibility of the Notes to be purchased by ERISA plans, (5) Prepricing Information, (6) a column or other entry showing the status of the subscriptions for the Notes (both for the issuance as a whole and for each Underwriter's retention) and/or expected pricing parameters of the Notes and (7) Intex .cdi files (each such written communication, a "Permitted Underwriter Communication"); and (ii) each Underwriter will be permitted to provide confirmations of sale; provided, however, that no Underwriter has or may distribute any information described in subclauses (1) through (7) above that would be "issuer information" as defined in Rule 433 under the Act other than (A) information that has already been filed with the Commission, (B) preliminary terms of the Notes not required to be filed with the Commission and (C) information relating to the final terms of the Notes required to be filed with the Commission within two days of the later of the date such final terms have been established for all classes of the Notes and the date of first use of such information pursuant to Rule 433(b)(5)(ii) under the Act.

                      b. In disseminating information to prospective investors, it has complied and will continue to comply fully with the Rules and Regulations, including but not limited to Rules 164 and 433 under the Act and the requirements thereunder for retention of Free Writing Prospectuses, including retaining any Free Writing Prospectuses it has used but which are not required to be filed for the required period.

                      c. Prior to entering into any Contract of Sale, the applicable Underwriter shall convey the Time of Sale Information to the prospective investor. The Underwriter shall maintain sufficient records to document its conveyance of the Time of Sale Information to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Rules and Regulations.

                      d. If a Defective Prospectus has been corrected with a Corrected Prospectus delivered to such Underwriter subsequent to the original Time of Sale and prior to the Closing Date, it shall (A) deliver the Corrected Prospectus to each investor with whom it entered into a Contract of Sale and that received the Defective Prospectus from it prior to entering into a new Contract of Sale with such investor, (B) notify such investor in a prominent fashion that the prior Contract of Sale with the investor, if any, has been terminated and of the investor's rights as a result of such agreement and (C) provide such investor with an opportunity to affirmatively agree to purchase the Notes on the terms described in the Corrected Prospectus.

           (g) Each Underwriter shall deliver to the Depositor, not less than one business day prior to the required date of filing thereof, all information included in a Permitted Underwriter Communication relating to the final terms of the Notes required to be filed with the Commission pursuant to Rule 433(b)(5)(ii) under the Act.

           (h) The Depositor shall file with the Commission all information required to be filed that is delivered to it pursuant to Section 7(g) not later than two days after the later of the date such final terms have been established for all classes of the Notes and the date of first use of such information pursuant to Rule 433(b)(5)(ii) under the Act; provided, however, that the Depositor shall have no liability for any such failure resulting from the failure of any Underwriter to provide such information to the Depositor in accordance with Section 7(g).

           (i) In the event that any Underwriter shall incur any costs or suffer any losses or damages in connection with the reformation of the Contract of Sale with any investor that received a Defective Prospectus, the Depositor and BMW Financial Services jointly and severally agree to reimburse such Underwriter for such costs, losses or damages; provided, that such reimbursement obligations of the Depositor and BMW Financial Services shall not apply to any such reformation to the extent resulting from an untrue statement or omission in a Defective Prospectus contained in or omitted from the Defective Prospectus in reliance upon and in conformity with the Underwriters' Information.

           SECTION 8. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties made herein, to the accuracy of the statements of officers of the Depositor, BFFC and BMW Financial Services made pursuant hereto, to the performance by the Depositor and BMW Financial Services of their obligations hereunder, and to the following additional conditions precedent:

           (a) On the Closing Date, each of the Transaction Documents, the Notes and the Certificates shall have been duly authorized, executed and delivered by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Owner Trustee and the Indenture Trustee shall have received a fully executed copy thereof or, with respect to the Notes and Certificates, a conformed copy thereof. The Transaction Documents, the Notes and the Certificates shall be substantially in the forms heretofore provided to the Representative.

           (b) Both at or before the date hereof, and on or before the Closing Date, the Representative shall have received letters, dated as of the date hereof and as of the Closing Date, respectively, of KPMG LLP, independent certified public accountants, substantially in the form of the drafts to which the Representative has agreed previously and otherwise substantially in form and substance reasonably satisfactory to the Representative and counsel to the Underwriters.

           (c) The Prospectus, the Preliminary Prospectus, each Free Writing Prospectus listed on Schedule IV hereto or approved in writing by the Depositor and any "issuer information" (as defined above) included in any Permitted Underwriter Communication required to be filed with the Commission shall have been filed with the Commission in accordance with the Rules and Regulations and
Section 7(h) hereof on or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor or BMW Financial Services shall be contemplated by the Commission.

           (d) The Representative shall have received an opinion of in-house counsel to the Depositor, BFFC and BMW Financial Services, addressed to the Representative, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

                      (i) Each of BMW Financial Services, BFFC and the Depositor has been duly formed and is validly existing as a limited liability company or corporation in good standing under the laws of the jurisdiction of its formation, and has the power and authority to own its properties and to conduct its business as presently conducted, and to enter into and perform its obligations under this Agreement and the Transaction Documents, and had at all relevant times, and now has, the power and authority to acquire, own, sell and service the Receivables and the related Collateral.

                      (ii) Each of this Agreement and each Transaction Document has been duly authorized, executed and delivered by the Depositor, BFFC and BMW Financial Services, as applicable.

                      (iii) Each of the Depositor, BFFC and BMW Financial Services is duly qualified to do business and is in good standing, and has obtained all necessary licenses, in each jurisdiction in which failure to so qualify or obtain such licenses would have a material adverse affect upon its business or the ownership of its property.

                      (iv) Neither: (A) the transfer of the Receivables from BFFC to BMW Financial Services pursuant to the Bill of Sale, (B) the transfer of the Receivables from BMW Financial Services to the Depositor pursuant to the Receivables Purchase Agreement, (C) the transfer of the Receivables from the Depositor to the Trust pursuant to the Sale and Servicing Agreement, (D) the assignment of the Collateral from BFFC to BMW Financial Services, from BMW Financial Services to the Depositor and thereafter to the Trust, (E) the assignment of its rights under the Receivables Purchase Agreement by the Depositor to the Trust, (F) the grant of the security interest in the Receivables and the Collateral by the Trust to the Indenture Trustee pursuant to the Indenture, (G) the execution and delivery of this Agreement and the Transaction Documents by BMW Financial Services, (H) the execution and delivery of this Agreement, the Transaction Documents and the Notes by the Depositor, (I) the execution and delivery of the Bill of Sale by BFFC, (J) the consummation of any transactions contemplated in this Agreement or the Transaction Documents, nor (K) the fulfillment of the terms of this Agreement, the Transaction Documents or the Notes by BMW Financial Services, BFFC or the Depositor, as the case may be, will conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the certificate of formation and limited liability company agreement of BMW Financial Services or the Depositor or articles of incorporation or by-laws of BFFC or of any indenture or other material agreement or instrument to which either of them is a party or by which any of them or their respective properties is bound, or result in a violation, or contravene the terms, of any statute, order or regulation applicable to either of them of any court, regulatory body, administrative agency or governmental body having jurisdiction over such person.

                      (v) There are no actions, proceedings or suits pending or, to the best of such counsel's knowledge after due inquiry, threatened before any court, administrative agency or other tribunal: (A) that might materially and adversely affect the performance by the Depositor of its obligations under this Agreement or the Transaction Documents, (B) that might materially and adversely affect the performance by BMW Financial Services of its obligations under this Agreement or the Transaction Documents or (C) that might materially and adversely affect the performance by BFFC of its obligations under the Transaction Documents.

                      (vi) Such counsel is familiar with BMW Financial Services' standard operating procedures relating to its acquisition of a perfected first priority security interest in the vehicles financed by it pursuant to retail installment sale contracts in the ordinary course of its business. Assuming that its standard procedures are followed with respect to the perfection of security interests in the Vehicles (and such counsel has no reason to believe that BMW Financial Services has not followed its standard procedures in all material respects in connection with the perfection of security interests in the Vehicles), BMW Financial Services has acquired or will acquire a perfected first priority security interest in the Vehicles. Neither such security interest nor the perfection of such security interest shall be adversely affected by the transfer of the Receivables to the Depositor, the Trust or the pledge thereof to the Indenture Trustee.

                      (vii) To such counsel's knowledge, no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated in this Agreement and the Transaction Documents.

           (e) The Representative shall have received an opinion of Weil, Gotshal & Manges LLP, counsel to the Depositor, BFFC, BMW Financial Services and the Trust, addressed to the Representative, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

                      (i) Each of this Agreement and the Transaction Documents is the legal, valid and binding obligation of BMW Financial Services, BFFC and the Depositor, as the case may be, enforceable against them in accordance with its terms: (A) subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights and remedies generally, and (B) subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                      (ii) The Notes, when duly executed and delivered by the Owner Trustee on behalf of the Trust, authenticated by the Indenture Trustee and delivered and paid for pursuant to this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Trust, enforceable in accordance with their terms, subject to: (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights and remedies generally, and (B) to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                      (iii) The statements contained in the Prospectus, the Preliminary Prospectus and any supplement thereto under the headings "Summary of Terms," "The Notes" and "Payments on the Notes," insofar as such statements constitute a summary of the Notes and the Transaction Documents, constitute a fair summary of such documents and the statements in the Prospectus and the Preliminary Prospectus under the heading "Certain Legal Aspects of the Receivables," to the extent they constitute statements of matters of law or legal conclusions, are correct in all material respects.

                      (iv) Neither the Trust nor the Depositor is, or as a result of the offering and sale of the Notes will be, required to be registered under the Investment Company Act.

                      (v) The Indenture has been duly qualified under the Trust Indenture Act.

                      (vi) The Trust Agreement need not be qualified under the Trust Indenture Act.

                      (vii) The Receivables Purchase Agreement constitutes a grant by BMW Financial Services to the Depositor of a valid security interest in the Receivables and other property granted to the Depositor pursuant thereto and the proceeds of the foregoing.

                      (viii) The Sale and Servicing Agreement constitutes a grant by the Depositor to the Trust of a valid security interest in the Receivables and other property granted to the Trust pursuant thereto and the proceeds of the foregoing.

                      (ix) The Indenture is effective to create a valid security interest in favor of the Indenture Trustee in the Trust's interest in the Trust Estate and in the Collateral, as such term is defined in the Indenture (including the property held in the Reserve Account) and the proceeds of each of the foregoing, which security interest in the Money, Instruments, Clearing Corporation Securities, Certificated Securities (as such terms are defined in the UCC as in effect in the State of New York) and federal book-entry securities on deposit in the Reserve Account constitutes a perfected security interest therein. No other security interest of any other creditor will be equal or prior to the security interest of the Indenture Trustee.

                      (x) The Registration Statement became effective under the Act on August 11, 2006 and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration

           Statement or any part thereof or any amendment thereto has been issued under the Act and no proceeding for that purpose has been instituted or threatened by the Commission.

                      (xi) The Registration Statement relating to the Notes as of its effective date, the Preliminary Prospectus as of its date and the Prospectus as of the date of this Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations. Such counsel need express no opinion with respect to the financial statements, the exhibits, annexes and other financial, statistical, accounting, numerical or portfolio data, economic conditions or financial condition of the portfolio information included in or incorporated by reference into the Registration Statement relating to the Notes, the Prospectus and the Trustee's statement of eligibility on Form T-1, or any amendment or supplement thereto.

                      Such counsel shall state that they have participated in the preparation of the Registration Statement, the Preliminary Prospectus, the Time of Sale Information and the Prospectus, and that no facts have come to their attention which cause them to believe that the Registration Statement relating to the Notes as of its effective date, and the Time of Sale Information and the Prospectus, as of the applicable date, and any amendment or supplement thereto, as of its date when it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus on its date contained or on the Closing Date contains, any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or that the Time of Sale Information as of the Time of Sale contained any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel need not express any view as to any financial, statistical or accounting information in the Registration Statement, the Time of Sale Information or the Prospectus or any information omitted from the Time of Sale Information that would be permitted to be omitted from a preliminary prospectus prepared in reliance on Rule 430B under the Act

                      (xii) Assuming due authorization, the Indenture, when duly authorized, executed and delivered by the Trust and the Indenture Trustee, will constitute a valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and certain remedial provisions of the Indenture are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of the Indenture, and the Indenture contains adequate provisions for the practical realization of the rights and benefits afforded thereby.

          Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States and the laws of the State of New York.

           (f) Thompson Hine LLP, in its capacity as counsel to BMW Financial Services, the Depositor and the Trust, shall have delivered an opinion addressed to the Representative, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that so long as BMW Financial Services has and continuously retains possession in the State of Ohio of all promissory notes and tangible chattel paper comprised in the Receivables:

                      (i) The Receivables are "tangible chattel paper" or "promissory notes" as defined in the UCC as in effect in the State of New York and the State of Ohio.

                      (ii) At and after the time of the transfer thereof from the Trust to the Indenture Trustee, the security interest of the Indenture Trustee in such promissory notes and tangible chattel paper arising under the Indenture will constitute a perfected security interest in such promissory notes and tangible chattel paper, subject to no prior or equal liens which may be perfected by the filing of a financing statement or by taking possession of such promissory notes and/or chattel paper.

           (g) Weil, Gotshal & Manges LLP, in its capacity as federal tax and ERISA counsel to the Depositor and the Trust, shall have delivered an opinion satisfactory in form and substance to the Representative and counsel to the Underwriters, dated the Closing Date and addressed to the Representative, to the effect that the statements in the Prospectus Supplement and the Preliminary Prospectus under the headings "Summary of Terms--Tax Status" and "Material Income Tax Consequences" and in the Base Prospectus under the headings "Summary of Terms--Tax Status" and "Material Income Tax Consequences" to the extent they constitute matters of law or legal conclusions are correct in all material respects, and the statements in the Prospectus Supplement and the Preliminary Prospectus under the headings "Summary of Terms--ERISA Considerations and "ERISA Considerations" and in the Base Prospectus under the headings "Summary of Terms--ERISA Considerations" and "ERISA Considerations" have been prepared or reviewed by such counsel and, to the extent they constitute matters of law or legal conclusions, provide a fair summary all material respects with respect to such conclusions.

           (h) Weil, Gotshal & Manges LLP, in its capacity as counsel to the Depositor and the Trust, shall have delivered an opinion satisfactory in form and substance to the Representative and counsel to the Underwriters, dated the Closing Date and addressed to the Representative, with respect to (i) the consolidation of the assets and liabilities of the Depositor with those of BMW Financial Services under the doctrine of substantive consolidation, (ii) the characterization as a "true sale" of the sale of the Receivables from BMW Financial Services to the Depositor and (iii) the validity of the Notes and such other related matters as the Underwriter shall reasonably require and the Depositor shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. Such opinions shall be limited to the laws of the State of New York and United States federal law.

           (i) The Representative shall have received an opinion of Thacher, Proffitt & Wood LLP, counsel to the Indenture Trustee, addressed to the Representative, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

                      (i) The Indenture Trustee has been legally organized under the laws of the United States and, based upon a certificate of good standing issued by the Comptroller of the Currency, is validly existing as a banking association in good standing under the laws of the United States, and has the requisite entity power and authority to execute and deliver each Transaction Document to which it is a party and to perform its obligations thereunder.

                      (ii) Each of the Transaction Documents to which the Indenture Trustee is a party (to the extent that the laws of the State of New York are designated therein as the governing law thereof), assuming the necessary authorization, execution and delivery thereof by the parties thereto (other than any party as to which such counsel opine to that effect herein) and the enforceability thereof against the other parties thereto, is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder in accordance with its terms against the Indenture Trustee.

                      (iii) With respect to the Indenture Trustee, the performance of its obligations under each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or order of, filing with or notice to any United States federal or State of New York court, agency or other governmental body under any United States federal or State of New York statute or regulation that in such counsel's experience is normally applicable to transactions of the type contemplated by the Transaction Documents, except such as may be required under the securities laws of any State of the United States or such as have been obtained, effected or given.

                      (iv) The Notes have been duly authenticated and delivered by the Indenture Trustee in accordance with the Indenture.

                      (v) With respect to the Indenture Trustee, the performance of its obligations under each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby will not result in any breach or violation of its certificate of incorporation or bylaws

                      (vi) With respect to the Indenture Trustee, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby will not result in any breach or violation of any United States federal or State of New York statute or regulation that in such counsel's experience is normally applicable to transactions of the type contemplated by the Transaction Documents.

           (j) The Representative shall have received an opinion of Richards, Layton & Finger, P.A., counsel to the Owner Trustee, addressed to the Representative, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

                      (i) The Owner Trustee is duly incorporated and validly existing as a banking corporation in good standing under the laws of the State of Delaware.

                      (ii) The Owner Trustee has the power and authority to execute, deliver and perform the Trust Agreement and to consummate the transactions contemplated thereby.

                      (iii) The Trust Agreement has been duly authorized, executed and delivered by the Owner Trustee and constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee, in accordance with its terms.

                      (iv) Neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement, nor the consummation by the Owner Trustee of the transactions contemplated thereby, nor compliance with the terms thereof conflict with or result in a breach of, or constitute a default under the provisions of, the Owner Trustee's certificate of incorporation or bylaws or any law, rule or regulation of the State of Delaware or the United States governing the trust powers of the Owner Trustee or, to such counsel's knowledge without independent investigation, any judgment or order applicable to the Owner Trustee or its properties or, to such counsel's knowledge without independent investigation, any indenture, mortgage, contract or other agreement or instrument to which the Owner Trustee is a party or by which it is bound.

                      (v) No consent, approval or other authorization of, or registration, declaration or filing with, any court or governmental agency or commission of the State of Delaware is required by or with respect to the Owner Trustee for the valid execution and delivery of the Trust Agreement, or for the validity or enforceability thereof, other than the filing of the certificate of trust.

           (k) The Representative shall have received an opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, addressed to the Representative, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

                      (i) The Trust has been duly formed and is validly existing and in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. ss. 3801, et seq. (the "Statutory Trust Act"), and has the power and authority under the Trust Agreement and the Act to execute, deliver and perform its obligations under the Transaction Documents.

                      (ii) The Transaction Documents and the Notes have been duly authorized, executed and delivered by the Trust.

                      (iii) The Trust Agreement is a legal, valid and binding obligation of the Depositor and the Owner Trustee, enforceable against the Depositor and the Owner Trustee, in accordance with its terms.

                      (iv) Neither the execution, delivery and performance by the Trust of the Transaction Documents, nor the consummation by the Trust of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the certificate of trust with the Secretary of State.

                      (v) Neither the execution, delivery and performance by the Trust of the Transaction Documents, nor the consummation by the Trust of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Trust.

                      (vi) Under Section 3805(b) of the Statutory Trust Act, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

                      (vii) Under the Statutory Trust Act, the Trust is a separate legal entity and, assuming that the Sale and Servicing Agreement conveys good title to the Trust property to the Trust as a true sale and not as a security arrangement, the Trust rather than the holders of the Certificates will hold whatever title to the Trust property as may be conveyed to it from time to time pursuant to the Sale and Servicing Agreement, except to the extent that the Trust has taken action to dispose of or otherwise transfer or encumber any part of the Trust property.

                      (viii) Under Section 3805(c) of the Statutory Trust Act, except to the extent otherwise provided in the Trust Agreement, a holder of a Certificate (including the Depositor in its capacity as such) has no interest in specific Trust property.

                      (ix) The Certificate has been duly authorized and executed by the Trust, authenticated by the Owner Trustee and, when delivered in accordance with the terms of the Trust Agreement, the Certificate will be validly issued and entitled to the benefits of the Trust Agreement.

                      (x) The Financing Statements are in appropriate forms for filing in the State of Delaware.

                      (xi) Insofar as Article 9 of the Uniform Commercial Code as in effect in the State of Delaware on the date hereof (the "Delaware UCC") is applicable (without regard to conflict of laws principles), upon the filing of the BMW Financial Services Financing Statement with the Secretary of State of Delaware (the "Division"), the Depositor will have a perfected security interest in BMW Financial Services' rights in that portion of the Receivables (as defined in the Receivables Purchase Agreement) described in the BMW

           Financial Services Financing Statement that may be perfected by the filing of a UCC financing statement with the Division (the "BMW Financial Filing Collateral") and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof. Such counsel note that the Depositor has assigned such security interest to the Indenture Trustee.

                      (xii) Insofar as Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), upon the filing of the BMW Securities Financing Statement with the Division, the Trust will have a perfected security interest in the Depositor's rights in that portion of the Receivables (as defined in the Sale and Servicing Agreement) described in the BMW Securities Financing Statement that may be perfected by the filing of a UCC financing statement with the Division (the "BMW Securities Filing Collateral") and the proceeds (as defined in Section 9-102(a)(64) of the Delaware
           UCC) thereof. Such counsel note that the Trust has assigned such security interest to the Indenture Trustee.

                      (xiii) Insofar as Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), upon the filing of the Trust Financing Statement with the Division, the Indenture Trustee will have a perfected security interest in the Trust's rights in that portion of the Receivables (as defined in the Indenture) described in the Trust Financing Statement that may be perfected by the filing of a UCC financing statement with the Division (the "Trust Filing Collateral", and together with the BMW Financial Filing Collateral and the BMW Securities Filing Collateral, the "Filing Collateral") and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof; and such security interest will be prior to any other security interest in the Receivables (as defined in the Indenture) granted by the Trust that is perfected solely by the filing of the financing statements with the Division under the Delaware UCC. Such counsel note that under Section 9-301(3)(c) of the Delaware UCC, the local law of the jurisdiction where tangible "chattel paper" is located governs the effect of perfection or nonperfection and the priority of a nonpossessory security interest in such collateral.

           (l) McKee Nelson LLP, counsel to the Underwriters, shall have furnished to the Representative such opinion or opinions, dated the Closing Date, with respect to certain securities law issues and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to be based upon such matters.

           (m) Hudson Cook, LLP, in its capacity as special counsel to BMW Financial Services and the Depositor, shall have delivered an opinion satisfactory in form and substance to the Representative and counsel to the Underwriters, dated the Closing Date and addressed to the Representative, to the effect that, (i) with respect to the security interest of BMW Financial Services in the Financed Vehicles created by a Receivable that originated in the State of California (each, a "California Receivable"), no filing or other action is necessary to perfect or continue the perfected status of such security interest as against creditors of or transferees from the Obligor under such California Receivable and (ii) as more fully described under the heading "Consumer Protection Laws" in the Base Prospectus, in the opinion of such counsel, each California Receivable is enforceable under the laws of the State of California and all applicable federal laws. Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters.

           (n) The Representative shall have received copies of each opinion of counsel delivered to any rating agency, together with a letter addressed to the Representative, dated the Closing Date, to the effect that the Underwriters may rely on each such opinion to the same extent as though such opinion was addressed to each as of its date.

           (o) The Representative shall have received certificates dated the Closing Date of any two of the President, Chief Financial Officer, any Vice President, the Controller or the Treasurer of the Depositor and BMW Financial Services in which such officers shall state that: (i) the representations and warranties made by such entity contained in the Transaction Documents and this Agreement are true and correct, that such party has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements on or before the Closing Date, (ii) since the date of this Agreement there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, or in the earnings, business or operations of the Trust, the Depositor or BMW Financial Services except as disclosed to the Representative in writing and set forth in the Prospectus, the Preliminary Prospectus and the Time of Sale Information and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

           (p) The Representative shall have received a certificate, executed by the Indenture Trustee, stating that any information contained in the Statement of Eligibility and Qualification (Form T-1) filed with the Registration Statement is true, accurate and complete.

           (q) The Representative shall have received evidence satisfactory to the Representative that, on or before the Closing Date, UCC-1 financing statements, or in the case of the sale from BFFC to BMW Financial Services UCC-3 financing statements, have been or are being filed in all applicable governmental offices reflecting (i) the transfer of the interest of BFFC in the Receivables and the proceeds thereof to BMW Financial Services pursuant to the Bill of Sale, (ii) the transfer of the interest of BMW Financial Services in the Bill of Sale and the Receivables, and the proceeds thereof to the Depositor pursuant to the Receivables Purchase Agreement, (iii) the transfer of the interest of the Depositor in the Bill of Sale and the Receivables Purchase Agreement, the Receivables, and the proceeds thereof to the Trust pursuant to the Sale and Servicing Agreement, and (iv) the grant by the Trust to the Indenture Trustee under the Indenture of a security interest in the interest of the Trust in the Bill of Sale, the Receivables Purchase Agreement, the Receivables, the Collateral and the proceeds thereof.

           (r) The Class A-1 Notes shall have been rated "Prime-1" by Moody's Investors Service, Inc. ("Moody's") and "A-1+" by Standard and Poor's, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"). The Class A-2 Notes, Class A-3 Notes and Class A-4 Notes shall each have been rated "Aaa" by Moody's and "AAA" by Standard & Poor's. The Class B Notes shall have been rated "A" by Standard & Poor's.

           (s) The Representative shall have received, from each of BMW Financial Services and the Depositor, a certificate executed by a secretary or assistant secretary thereof to which shall be attached certified copies of the: certificate of formation, (ii) limited liability company agreement, (iii) applicable resolutions authorizing the transactions contemplated hereby and in the Transaction Documents and (iv) designation of incumbency of each such entity.

         The Depositor shall provide or cause to be provided to the Representative conformed copies of such opinions, certificates, letters and documents as the Representative or counsel to the Underwriters may reasonably request.

           SECTION 9. Termination. This Agreement shall be subject to termination in the sole discretion of the Representative by notice to the Depositor given on or prior to the Closing Date in the event that the Depositor shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date, (a) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or minimum or maximum prices shall have been established by or on, as the case may be, the Securities and Exchange Commission or the New York Stock Exchange; (b) trading of any securities of the Depositor or any affiliate of the Depositor shall have been suspended on any exchange or in any over-the-counter market; (c) a general moratorium on commercial banking activities shall have been declared by either federal, New Jersey State authorities or New York State authorities; (d) there shall have occurred (i) an outbreak or escalation of hostilities between the United States and any foreign power, (ii) an outbreak or escalation of any other insurrection or armed conflict involving the United States, or (iii) any other calamity or crisis or materially adverse change in general economic, political or financial conditions having an effect on the U.S. financial markets that, in the sole judgment of the Representative, makes it impractical or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Prospectus, as amended as of the date hereof; (e) any change, or any development involving a prospective change, in or affecting the Receivables or particularly the business or properties of the Trust, the Depositor or BMW Financial Services shall have occurred which, in the judgment of the Representative, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes; or (f) any downgrading in the rating of any debt securities of the Depositor or any of its Affiliates, if any, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) shall have occurred. Termination of this Agreement pursuant to this
Section 9 shall be without liability of any party to any other party except for the liability of the Depositor in relation to expenses as provided in Section 6 hereof, the indemnity provided in Section 10 hereof and any liability arising before or in relation to such termination.

           SECTION 10. Indemnification and Contribution.

           (a) The Depositor and BMW Financial Services will, jointly and severally, indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                      (i) any untrue statement or alleged untrue statement made by the Depositor or BMW Financial Services in Section 2 hereof,

                      (ii) any untrue statement or alleged untrue statement of any material fact contained or incorporated in the Registration Statement, the preliminary prospectus, if any, the Time of Sale Information or the Prospectus or any amendment or supplement thereto,

                      (iii) the omission or alleged omission to state in the Registration Statement, the preliminary prospectus, if any, the Time of Sale Information or the Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, not misleading, or

                      (iv) any untrue statement or alleged untrue statement of a material fact contained in a Permitted Underwriter Communication or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that this subsection (iv) shall only apply to untrue statements, alleged untrue statements, omissions and alleged omissions that result from or are based upon errors or omissions (x) in the Registration Statement, the Preliminary Prospectus or the Prospectus (unless such errors or omissions are in the Underwriters' Information) and (y) in any Computer Tape Information;

and will reimburse, as incurred, each such indemnified party for any legal or other costs or expenses reasonably incurred by it in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Depositor and BMW Financial Services will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the preliminary prospectus, if any, the Time of Sale Information or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the Underwriters' Information; provided, further, that the Depositor and BMW Financial Services shall not be liable to any Underwriter or any of the directors, officers, employees and agents of an Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act with respect to any loss, claim, damage or liability that results from the fact that the Underwriter sold Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, if delivery thereof was required, a copy of the Prospectus or of the Prospectus as then amended or supplemented, whichever is most recent, if the Depositor has previously furnished copies thereof to such Underwriter. The indemnity provided for in this
Section 10 shall be in addition to any liability which the Depositor and BMW Financial Services may otherwise have. The Depositor and BMW Financial Services will not, without the prior written consent of the Representative, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Representative or any person who controls the Representative is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of all of the Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of any Underwriter or controlling person.

           (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless each of the Depositor and BMW Financial Services, each of its directors and officers and each person, if any, who controls the Depositor or BMW Financial Services within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Depositor, BMW Financial Services or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (or any amendment thereto) or the preliminary prospectus, if any, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or (ii) the omission or the alleged omission to state in the Registration Statement (or any amendment thereto), the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with (x) such Underwriter's Underwriters' Information or (y) any permitted Underwriter Communication (other than Prepricing Information) of such Underwriter that does not result from or was not based upon an error or omission in (A) the Registration Statement, the Time of Sale Information or the Prospectus (unless such error or omission is in the Underwriters' Information) or (B) any Computer Tape Information, and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Depositor, BMW Financial Services or any such director, officer or controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or any action in respect thereof. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

           (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this Section 10, such person (for purposes of this paragraph (c), the "indemnified party") shall, promptly after receipt by such party of notice of the commencement of such action, notify the person against whom such indemnity may be sought (for purposes of this paragraph
(c), the "indemnifying party"), but the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party (i) under paragraph (a) or (b) of this Section 10 unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses or (ii) otherwise than under this Section 10. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which may be counsel to such indemnifying party if otherwise reasonably acceptable to the indemnified party); provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense of any such action and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this
Section 10 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel in each applicable local jurisdiction) in any one action or separate but substantially similar actions arising out of the same general allegations or circumstances, designated in writing by the Representative in the case of paragraph (a) of this Section 10, representing the indemnified parties under such paragraph (a) who are parties to such action or actions), or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

           (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 10 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Depositor and BMW Financial Services on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Notes (before deducting expenses) received by the Depositor bear to the total discounts and commissions received by the Underwriters (the "Spread"), in each case as set forth in the Prospectus Supplement. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor, BMW Financial Services or the Underwriters, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Depositor, BMW Financial Services and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding any other provision of this paragraph
(d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the amount by which the Spread received by it in the initial offering of such Notes, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute hereunder are several in proportion to their respective principal amount of Securities they have purchased hereunder, and not joint. For purposes of this paragraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each director of the Depositor and BMW Financial Services, each officer of the Depositor and BMW Financial Services and each person, if any, who controls the Depositor and BMW Financial Services within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Depositor and BMW Financial Services.

           SECTION 11. Defaults by an Underwriter. If any one or more Underwriter(s) fail(s) to purchase and pay for any of the Notes agreed to be purchased by such Underwriter(s) hereunder, and such failure constitutes a default in the performance of its or their obligations under this Agreement, the remaining Underwriter(s) shall be obligated severally to take up and pay for (in the respective proportions that the amount of Notes set forth opposite their names in Schedule I bears to the aggregate amount of Notes set forth opposite the names of all the remaining Underwriter(s)) the Notes that the defaulting Underwriter(s) agreed but failed to purchase; provided, however, that if the aggregate amount of Notes that the defaulting Underwriter(s) agreed but failed to purchase exceeds 10% of the aggregate principal amount of Notes, the remaining Underwriter(s) shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such non-defaulting Underwriter(s) do not purchase all the Notes, this Agreement will terminate without liability to any non-defaulting Underwriter. In the event of a default by any Underwriter as set forth in this paragraph, the Closing Date shall be postponed for such period, not exceeding seven days, as the remaining Underwriter(s) shall determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter(s) of any liability to the Depositor, BMW Financial Services, their respective affiliates and any non-defaulting Underwriter(s) for damages occasioned by its default hereunder.

           SECTION 12. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements set forth in or made pursuant to this Agreement or contained in certificates of officers submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, and will survive delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Underwriters is not consummated, each of the Depositor and BMW Financial Services shall remain responsible for the expenses to be paid or reimbursed pursuant to Section 6 hereof and the obligations pursuant to Section 10 hereof shall remain in effect. If for any reason the purchase of the Notes by the Underwriters is not consummated, the Depositor and BMW Financial Services will reimburse the Underwriters severally, upon demand, for all out-of-pocket expenses (including fees and disbursements of counsel) incurred by any Underwriter in connection with the offering of the Notes.

           SECTION 13. Notices. In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative. Any notice or notification in any form to be given under this Agreement may be delivered in person or sent by telex, facsimile or telephone (subject in the case of a communication by telephone to confirmation by telex or facsimile) addressed to:

         in the case of the Depositor:

         BMW FS Securities LLC
         300 Chestnut Ridge Road
         Woodcliff Lake, New Jersey 07677
         Facsimile:  (800) 362-4269
         Telex: (201) 307-3525
         Attention:  Legal Department

         in the case of BMW Financial Services:

         BMW Financial Services NA, LLC
         5550 Britton Parkway
         Hilliard, Ohio 43016
         Facsimile:  (614) 718-2519
         Telex: (614) 718-2582
         Attention: Cynthia Gray

         in the case of the Representative:

         Barclays Capital Inc.
         200 Park Avenue, 5th Floor
         New York, NY 10166
         Facsimile:  (212) 412-6846
         Attention: Jon-Claude Zucconi

Any such notice shall take effect, in the case of delivery, at the time of delivery and, in the case of telex or facsimile, at the time of dispatch.

           SECTION 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors and agents, and the directors, officers and control persons referred to in Section 10 hereof, and no other person will have any rights or obligations hereunder.

           SECTION 15. Miscellaneous.

           (a) Time shall be of the essence of this Agreement.

           (b) The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect, the meaning or interpretation of this Agreement.

           (c) For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange is open for trading, and (b) "subsidiary" has the meaning set forth in Rule 405 under the Act.

           (d) This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same Agreement and any party may enter into this Agreement by executing a counterpart.

           (e) This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, the Depositor, BMW Financial Services and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that (i) the indemnities of the Depositor and BMW Financial Services contained in Section 10 hereof shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 10 hereof shall also be for the benefit of the directors of the Depositor and BMW Financial Services, the officers of the Depositor and BMW Financial Services and any person or persons who control the Depositor or BMW Financial Services within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from any Underwriter shall be deemed a successor because of such purchase.

           (f) The respective representations, warranties, agreements, covenants, indemnities and other statements of the Depositor and BMW Financial Services, their respective officers and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Depositor or BMW Financial Services, any of their respective officers, directors, employees or agents, any Underwriter or any controlling person referred to in Section 10 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 5 and 10 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

           SECTION 16. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

           SECTION 17. GOVERNING LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS (OTHER THAN
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

           SECTION 18. Absence of Fiduciary Relationship. The Depositor acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm's length contractual counterparty to the Depositor and BMW Financial Services with respect to the offering of the Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Depositor, BMW Financial Services or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Depositor, BMW Financial Services or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Depositor and BMW Financial Services shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Depositor or BMW Financial Services with respect thereto. Any review by the Underwriters of the Depositor, BMW Financial Services, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Depositor or BMW Financial Services.

         If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Depositor and BMW Financial Services.

                                Very truly yours,

                                BMW FS SECURITIES LLC

                                By: /s/ Robert E. Devine
                                    -------------------------------------------
                                    Name: Robert E. Devine
                                    Title: Vice President


                                By: /s/ Kevin J. Healy
                                    -------------------------------------------
                                    Name: Kevin J. Healy
                                    Title: Assistant Secretary


                                BMW FINANCIAL SERVICES NA, LLC

                                By: /s/ Robert E. Devine
                                    -------------------------------------------
                                    Name: Robert E. Devine
                                    Title: President


                                By: /s/ Kevin J. Healy
                                    -------------------------------------------
                                    Name: Kevin J. Healy
                                    Title: Assistant Secretary


         The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BARCLAYS CAPITAL INC.
on behalf of itself and as Representative of the several Underwriters

By: /s/ Jay Kim
    -----------------------------------
    Name: Jay Kim
    Title: Managing Director

                                   SCHEDULE I


Underwriter                         Class A-1 Notes  Class A-2 Notes  Class A-3 Notes  Class A-4 Notes  Class B Notes
----------------------------------- ---------------  ---------------  ---------------  ---------------  -------------
Barclays Capital Inc.                  $129,200,000     $123,200,000     $112,000,000      $69,217,000    $12,476,000

Banc of America Securities LLC         $129,200,000     $123,200,000     $112,000,000      $69,217,000    $12,476,000

Credit Suisse Securities (USA) LLC      $21,533,333      $20,533,333      $18,666,667      $11,536,267       -

Merrill Lynch, Pierce, Fenner &
Smith Incorporated                      $21,533,333      $20,533,333      $18,666,667      $11,536,267       -

Greenwich Capital Markets, Inc.         $21,533,333      $20,533,333      $18,666,667      $11,536,267       -

Total                                  $323,000,000     $308,000,000     $208,000,000     $173,044,000    $24,952,000


                                   SCHEDULE II


                                  Original
                                  Principal       Investor       Investor
Security                          Balance $       Price %        Price $        Price %       Price $         Rate %
---------------------------       ---------       -------        -------        -------       -------         ------
Class A-1 Notes                  $323,000,000    100.00000%    $323,000,000      0.075%       $242,250       5.36344%

Class A-2 Notes                  $308,000,000     99.99882%    $307,996,366      0.100%       $308,000        5.30%

Class A-3 Notes                  $280,000,000     99.99831%    $279,995,268      0.150%       $420,000        5.13%

Class A-4 Notes                  $173,044,000     99.97479%    $173,000,376      0.200%       $346,088        5.07%

Class B Notes                     $24,952,000     99.98115%     $24,947,297      0.280%        $69,866        5.19%

Total Price to Public:         $1,108,939,306

Total Price to Depositor:      $1,107,553,102

Underwriting Discounts and
Commissions:                       $1,386,204



                                  SCHEDULE III


                                            UCC-1
                                      ----------------
                                                              Office of
               Debtor                                     Secretary of State              Secured Party
-----------------------------------                       ------------------    ---------------------------------
BMW Financial Services NA, LLC                                 Delaware         BMW FS Securities LLC

BMW FS Securities LLC                                          Delaware         BMW Vehicle Owner Trust 2006-A

BMW Vehicle Owner Trust 2006-A                                 Delaware         Deutsche Bank Trust Company
                                                                                Americas, as Indenture Trustee


                                            UCC-3
                                      ----------------

BMW Financial Services NA, LLC                                 Delaware

BMW FS Funding Corp.                                           Delaware


                                   SCHEDULE IV

                             Free Writing Prospectus

                                      None.